Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of BiomX Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission (the “Quarterly Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to his or her knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer
(Principal executive officer)

Date: November 15, 2021

/s/ Marina Wolfson
Marina Wolfson
Senior Vice President for Finance and Operations
(Principal financial officer)

Date: November 15, 2021